Exhibit 99.1

VIVAKOR ANNOUNCES CLOSING OF $12 MILLION INSTITUTIONAL OFFERING

Financing Supports RPC Commissioning, Debt Reduction and Execution of Strategic Initiatives

Dallas, TX – GlobeNewswire – May 8, 2026 – Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation services, today announced that it has closed a private placement with institutional investors for the purchase and sale of six-month convertible promissory notes for aggregate gross proceeds of $12 million. The notes have a principal amount of $15 million including the original issuance discount.

The Company intends to use the net proceeds from the offering to reduce certain outstanding indebtedness and liabilities, support working capital, advance the commissioning of its Remediation Processing Center (RPC) in Houston, Texas, and continue the execution of the Company’s integrated infrastructure and commercial platform strategy. The financing is also expected to support continued operational and commercial activity across the Company’s transportation, logistics, storage, and marketing operations as activity across key U.S. oil markets continues to strengthen.

“This offering reflects continued institutional support for Vivakor’s long-term strategy and the progress we have made in strengthening and integrating our operational platform,” said Vivakor Chairman and Chief Executive Officer James Ballengee. “We believe this additional capital provides important flexibility as we continue executing on our operational objectives for 2026, including advancing key infrastructure initiatives, supporting increasing commercial activity across our platform, and further positioning the Company to enhance long-term shareholder value.”

In connection with the financing, the Company also entered into a standby equity purchase agreement intended to provide additional financial flexibility in support of the Company’s ongoing strategic and corporate initiatives.

RBW Capital Partners LLC, a division of Dawson James Securities, Inc., acted as placement agent in connection with the offering.

The notes and common shares issuable upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. The securities were offered only to accredited investors.

Additional details on the transaction will be available in the Company’s Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and available at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts. Once operational, Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investor Contact:
P:469-480-7175
info@vivakor.com